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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File Nos. 333-36660 and 333-53448) of Fargo Electronics, Inc. of our reports dated February 7, 2003, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
March 21, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS